UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40563	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 5, 2023, Recruiter.com Group, Inc. (“Recruiter.com” or “Buyer”) entered into that certain Stock Purchase Agreement (the “Agreement”) with GoLogiq Inc., a Delaware corporation (“GoLogiq” or “Seller”). The Seller owns all of the issued and outstanding membership interest (the “Company Membership Interests”) of GoLogiq SPV LLC, a Nevada limited liability company (the “Company”). Pursuant to the Agreement, the Seller is selling to the Buyer, and Buyer is purchasing from Seller the Company Membership Interests, upon the terms and subject to the conditions of the Agreement, as amended.

As also previously disclosed, on August 18, 2023, the Buyer entered into that certain Amendment to Stock Purchase Agreement with the Seller (the “August 18th Amendment”).

On August 29, 2023, the Buyer and the Seller entered into that certain Amendment to Stock Purchase Agreement with the Seller (the “August 29th Amendment”). The August 29th Amendment replaces the August 18th Amendment.

Pursuant to the August 29th Amendment, Section 1.02 of the Agreement was amended so that at Closing (as defined in the Agreement, as amended), the Buyer will issue to Seller such number of shares of common stock of Buyer, par value $0.0001 per share (the “Buyer Common Stock”) that represents 19.99% of the number of issued and outstanding shares of the Buyer Common Stock on the business day prior to the date of Closing (“Closing Consideration”). Following the issuance of the Closing Consideration, Seller will own 16.66% of the issued and outstanding shares of the Buyer Common Stock.

In addition, additional Buyer Common Stock may be issuable to Seller as consideration upon the achievement of one or more of the following milestone targets (each a “Milestone Payment”): (i) if on a date that is six (6) months after the date of Closing, the Revenue for such six-month period is at least $2,000,000, Buyer will issue to Seller such number of additional shares of Buyer Common Stock such that Seller will own, following such issuance, 40.00% of the issued and outstanding shares of the Buyer Common Stock; (ii) if on a date that is nine (9) months after the date of Closing, the Revenue for such nine-month period is at least $4,000,000, Buyer will issue to Seller such number of additional shares of Buyer Common Stock such that Seller will own, following such issuance, 64.00% of the issued and outstanding shares of the Buyer Common Stock. Such issuance may be made as early as six (6) months after the date of Closing if $4,000,000 in Revenue is reached between six (6) and nine (9) months after the date of Closing; and (iii) if on a date that is twelve (12) months after the date of Closing, Revenue for such twelve-month period is at least $6,000,000, Buyer will issue to Seller such number of additional shares of Buyer Common Stock such that Seller will own, following such issuance, 84.00% of the fully-diluted shares of the Buyer Common Stock. Such issuance may be made as early as six (6) months after the date of Closing if $6,000,000 in Revenue is reached between six (6) and twelve (12) months after the date of Closing. Each Milestone Payment under this Section 1.02(b) shall be independent of the other Milestone Payments such that a Milestone Payment shall be payable if and only if the target attributable to such Milestone Payment is achieved within the period of time required by such target. Revenue is defined in the August 29th Amendment as the total revenue, for a particular period, attributable to the assets and lines of business that the Buyer acquired from the Seller on the date of Closing as measured in accordance with U.S. generally accepted accounting principles and as reviewed by the Buyer’s independent registered public accounting firm.

Pursuant to the August 29th Amendment, Section 1.03 of the Agreement was amended to replace the term “Assumed Closing Valuation” with “Assumed Market Cap”.

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The August 29th Amendment further provides that individuals serving on Buyer’s Board of Directors (the “Buyer Board”) prior to the Closing shall be retained as directors of the Buyer Board following the Closing except for one director who shall be replaced with and be such individual identified and set forth in the Seller Disclosure Letter. In addition, following the date of each Milestone Payment, one (1) individual named by Seller shall be appointed to the Buyer Board to replace a then existing director of the Buyer Board (other than the individuals previously appointed by Seller).

Pursuant to the August 29th Amendment, from and after the Closing, until successors are duly elected or appointed, Granger Whitelaw shall be appointed as Chief Executive Officer of Buyer following the Closing, and the other officers of Buyer prior to the Closing shall remain in their respective positions unless and until determined otherwise by the Buyer Board.

The foregoing description of the August 29th Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the August 29th Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment to Stock Purchase Agreement, by and between Recruiter.com Group, Inc. and GoLogiq Inc., dated August 29, 2023.
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings Chief Executive Officer

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